BT INVESTMENT FUNDS


                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  July 1, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    BT INVESTMENT FUNDS   (the "Trust")
              BT Investment Lifecycle Short Range Fund
              BT Investment Lifecycle Mid Range Fund
              BT Investment Lifecycle Long Range Fund(the "Funds") 1933 Act File No. 33-07404
              1940 Act File No. 811-4760

Dear Sir or Madam:

         Post-Effective Amendment No. 44 under the Securities Act of 1933 and Amendment No. 43 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Trust is hereby electronically transmitted. This filing has been electronically redlined to indicate the changes from the Trust's currently effective Registration Statement with respect to the Funds.

         This Trust is marketed through banks, savings associations or credit unions.

         The Funds are feeder funds in a master-feeder investment fund structure.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective immediately upon filing pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

         If you have any questions regarding this filing, please call me at
(412) 288-8635.

                                Very truly yours,



                                /s/ Kary Lechner
                                    Kary Lechner
                               Compliance Analyst

Enclosures